Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Board of Directors and Shareholders
Biodel Inc.
Danbury, Connecticut
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated December 11, 2007, relating to the financial statements of Biodel Inc. appearing in the Company’s Form 10-K for the year ended September 30, 2007.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
New York, New York
August 22, 2008